EXHIBIT 99.1

500 Linden Oaks

Rochester, New York 14625

VirtualScopics Reports Third Quarter 2013 Results and the Doubling of YTD Awards and Bookings

ROCHESTER, NY – November 14, 2013 – VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today announced revenues of $2,227,877 for the quarter ended September 30, 2013 compared to $3,328,217 for the quarter ended September 30, 2012. Net loss for the three months ended September 30, 2013 was $751,322 compared to a net loss of $79,249 for the three months ended September 30, 2012. Year to date 2013 new project awards and bookings exceed $19 million which is more than double the amount of new project awards and bookings when compared to the same period in 2012.

“From a financial results perspective, this was a challenging quarter for VirtualScopics,” said Eric Converse, interim Chief Executive Officer. “While we have demonstrated remarkable improvement in our new project awards in 2013, our revenues are impacted by the slowdown in project awards we experienced in 2012. We are encouraged by our bookings in 2013, and believe that this positive trajectory will continue.”

Other third quarter ended September 30, 2013 results were:

•	Gross profit of $816,129 compared to $1,462,056 in the third quarter of 2012.
•	Gross margin of 37% compared to 44% in the third quarter of 2012.
•	Operating loss of $745,014 compared to an operating loss of $53,293 in the third quarter of 2012.
•	Adjusted EBITDA loss of $619,147 compared to Adjusted EBITDA of $192,045 for the third quarter of 2012.

Year to date September 30, 2013 results were:

•	Revenues of $8,467,141 compared to $10,366,236 for the same period in 2012.
•	Gross profit of $3,371,504 compared to $4,216,907 in the first three quarters of 2012.
•	Gross margin of 40% compared to 41% in the first three quarters of 2012.
•	Operating loss of $1,731,098 compared to an operating loss of $438,767 in the first nine months of 2012.
•	Adjusted EBITDA loss of $1,166,057 compared to Adjusted EBITDA of $347,124 for the first three quarters of 2012.

The company expects that full year 2013 revenues will be in line with previous guidance of $10.5 million - $11.0 million.

Mr. Converse continued, “I am very pleased with our sales and marketing effort which has resulted in greatly improved year to date awards and bookings when compared to 2012. The team is employing smart strategies, such as complementing our early phase capabilities with late phase capabilities and further leveraging our core technology to strengthen relationships with customers. I believe that actions like these, along with our continued investment in both research and talent, have positioned us quite well to generate value for our customers, stockholders and employees. I look forward to working with the team to continue improving our operational quality and productivity, and as a result, improving our bottom line.”

The Company’s management will hold a question and answer call today at 11:00 a.m. ET. Interested participants should call 877-407-8035 when calling within the United States or +1 201 689 8035 when calling internationally. This call can also be accessed at www.virtualscopics.com and will be available for 30 days after the call.

The Company provides Adjusted EBITDA as a supplemental measure to Generally Accepted Accounting Principles (“GAAP”) regarding the Company's operational performance. The Company defines Adjusted EBITDA as earnings less interest, taxes (if any), depreciation and amortization as further adjusted to exclude stock-based compensation expense and the loss/gain on derivative liabilities (mark to market adjustment for warrants). This financial measure excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. The Company’s method of calculating Adjusted EBITDA, however, may differ from methods used by other companies, and, as a result, Adjusted EBITDA measures disclosed herein may not be comparable to other similarly titled measures used by other companies. The Company continues to provide information in accordance with GAAP, however, with the adoption of Accounting Standards Codification (“ASC”) 815-40 and the non-cash variable nature of stock-based compensation expense and their very substantial impact on the overall reported net income/loss, the Company believes it is also helpful for investors to receive additional information relating more specifically to the Company's operating results. Accordingly, the Company has presented Adjusted EBITDA which excludes the non-cash effects of ASC 815-40 and ASC 718 on its financial results. Management uses Adjusted EBITDA (a) to evaluate the Company's financial performance, (b) to set internal spending budgets, and (c) to measure operational profitability. In addition, investors have requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure, net income/(loss), below.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding new project awards and bookings, the expected benefits of the Company’s sales and marketing efforts and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. These include without limitation: the risk of cancellation or delay of customer contracts or specifically as it relates to contact awards, the risk that they may not get signed. Other risks include the company’s dependence on its largest customers and risks of contract performance, protection of our intellectual property and the risks of infringement of the intellectual property rights of others. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

-Financial tables to follow-

CONTACT:

Investor Relations:

Nicole Schoenberg

FleishmanHillard

212-453-2445

nicole.schoenberg@fleishman.com

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012

Revenues	$2,144,535	$3,095,080	$7,973,973	$9,487,055
Reimbursement revenues	83,342	233,137	493,168	879,181
Total revenues	2,227,877	3,328,217	8,467,141	10,366,236

Cost of revenues*	1,328,406	1,633,024	4,602,469	5,270,148
Cost of reimbursement revenues	83,342	233,137	493,168	879,181
Total cost of services	1,411,748	1,866,161	5,095,637	6,149,329
Gross profit	816,129	1,462,056	3,371,504	4,216,907

Operating expenses
Research and development	364,204	397,803	1,131,472	1,111,967
Sales and marketing	345,188	312,140	1,127,170	954,605
General and administrative	738,793	578,107	2,317,042	1,848,007
Stock-based compensation expense	24,095	125,906	251,188	421,092
Depreciation and amortization	88,863	101,393	275,730	320,003
Total operating expenses	1,561,143	1,515,349	5,102,602	4,655,674
Operating loss	(745,014)	(53,293)	(1,731,098)	(438,767)

Other income (expense)
Interest income	1,030	1,044	5,381	2,174
Other expense	(6,680)	(7,206)	(17,561)	(12,920)
Unrealized (loss) gain on change in
fair value of derivative liabilities	(658)	(19,794)	13,295	(306,247)
Total other (expense) income	(6,308)	(25,956)	1,115	(316,993)
Net loss	(751,322)	(79,249)	(1,729,983)	(755,760)

Preferred stock deemed dividend	-	-	-	1,806,919
Preferred stock dividends	42,000	42,000	126,000	95,333

Net loss attributable to common stockholders	$(793,322)	$(121,249)	$(1,855,983)	$(2,658,012)

Basic and diluted loss per share	$(0.27)	$(0.04)	$(0.62)	$(0.90)

Weighted average number of common shares outstanding
basic and diluted	2,979,952	2,974,776	2,979,952	2,960,868

* Cost of revenues includes non-cash stock-based compensation expense of $12,909 and $18,039 for the three months ended September 30, 2013 and 2012, respectively and $38,123 and $44,796 for the nine months ended September 30, 2013 and 2012, respectively.

VirtualScopics, Inc. and Subsidiary
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2013	2012
Assets	(unaudited)

Current assets
Cash	$7,003,656	$8,523,807
Accounts receivable, net	2,264,488	1,762,507
Prepaid expenses and other current assets	420,572	437,698
Total current assets	9,688,716	10,724,012
Patents, net	1,364,688	1,470,436
Property and equipment, net	226,530	399,569
Other assets	-	5,428
Total assets	$11,279,934	$12,599,445

Liabilities and Stockholders' Equity

Current liabilities
Accounts payable and accrued expenses	$673,131	$872,652
Accrued payroll	569,309	481,661
Unearned revenue	505,543	272,509
Dividends payable	251,333	125,333
Total current liabilities	1,999,316	1,752,155

Commitments and Contingencies

Stockholders' Equity
Convertible preferred stock, $0.001 par value; 15,000,000 shares authorized;
Series C-1 3,000 shares authorized; issued and outstanding, 3,000 shares at September 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	3	3
Series B 6,000 shares authorized; issued and outstanding, 600 at September 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	1	1
Series A 8,400 shares authorized; issued and outstanding, 2,190 at September 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	2	2
Series C-2 3,000 shares authorized; issued and outstanding, 0 shares at September 30, 2013 and December 31, 2012; liquidation preference $1,000 per share	-	-
Common Stock, $0.001 par value; 85,000,000 shares authorized; issued 2,992,928 and 2,979,952 shares at September 30, 2013 and December 31, 2012, respectively; outstanding, 2,979,952 shares at September 30, 2013 and December 31, 2012, respectively	2,980	2,980
Additional paid-in capital	21,971,215	21,807,904
Accumulated deficit	(12,693,583)	(10,963,600)
Total stockholders' equity	9,280,618	10,847,290
Total liabilities and stockholders' equity	$11,279,934	$12,599,445

	Three Months Ended	Three Months Ended
Adjusted EBITDA (non-GAAP measurement):	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)

Net loss	$(751,322)	$(79,249)
Interest income and other expenses	5,650	6,162
Depreciation and amortization	88,863	101,393
Stock-based compensation expense	37,004	143,945
Unrealized loss on change in fair value of derivative liabilities	658	19,794
Adjusted EBITDA	$(619,147)	$192,045
Basic and Diluted Adjusted EBITDA per common share, non-GAAP	$(0.21)	$0.06

	Nine Months Ended	Nine Months Ended
Adjusted EBITDA (non-GAAP measurement):	September 30, 2013	September 30, 2012
	(unaudited)	(unaudited)

Net loss	$(1,729,983)	$(755,760)
Interest income and other expenses	12,180	10,746
Depreciation and amortization	275,730	320,003
Stock-based compensation expense	289,311	465,888
Unrealized (gain) loss on change in fair value of derivative liabilities	(13,295)	306,247
Adjusted EBITDA	$(1,166,057)	$347,124
Basic and Diluted Adjusted EBITDA per common share, non-GAAP	$(0.39)	$0.12